Exhibit 2.1

FORM OF

CONTRIBUTION AND ASSIGNMENT OF INTERESTS AGREEMENT

This Contribution and Assignment of Interests Agreement (this “Agreement”) is dated effective as of                 , 2020 (the “Effective Date”), by and among NexPoint WLIF, LLC, Series I, a Delaware series limited liability company (“NexPoint WLIF, Series I”), NexPoint Real Estate Strategies Fund, a continuously offered, non-diversified, closed-end management investment company (“NRESF”), Highland Global Allocation Fund, a diversified, closed-end management investment company (“Highland Global”), NexPoint Strategic Opportunities Fund, a non-diversified, closed-end management investment company (“NHF”), NREF OP I, L.P., a Delaware limited partnership (“NREF OP I”), NREF OP I Holdco, LLC, a Delaware limited liability company (“NREF OP I Holdco”), NREF OP I SubHoldco, LLC, a Delaware limited liability company (“NREF OP I SubHoldco”), NexPoint WLIF, LLC, Series II, a Delaware series limited liability company (“NexPoint WLIF, Series II”), Highland Income Fund, a non-diversified, closed-end management investment company (“HIF”), NREF OP II, L.P., a Delaware limited partnership (“NREF OP II”), NREF OP II Holdco, LLC, a Delaware limited liability company (“NREF OP II Holdco”), NREF OP II SubHoldco, LLC, a Delaware limited liability company (“NREF OP II SubHoldco”), NREC TRS, Inc., a Texas corporation (“NREC TRS”), NexPoint Real Estate Capital, LLC, a Delaware limited liability company (“NREC”), NRESF REIT Sub, LLC, a Delaware limited liability company (“NRESF Sub”), NexPoint Capital REIT, LLC, a Delaware limited liability company (“NexPoint Capital REIT”), NexPoint Capital, Inc., a Delaware corporation (“NexPoint Capital”), NREF OP IV, L.P., a Delaware limited partnership (“NREF OP IV”), NREF OP IV REIT Sub, LLC, a Delaware limited liability company (“NREF OP IV REIT Sub”), and NREF OP IV REIT Sub TRS, LLC, a Delaware limited liability company (“NREF OP IV REIT Sub TRS”).

WHEREAS, in connection with the closing of the initial public offering of NexPoint Real Estate Finance, Inc. (“NREF”), the parties hereto desire to engage in the transactions set forth in this Agreement to provide for the initial capitalization of NREF.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

1. Contribution of Interests. The parties hereto acknowledge and agree that a series of contributions shall take place as set forth below.

a. First, the parties hereto acknowledge and agree that the following contributions shall take place simultaneously (collectively, the “Initial Contribution”):

(i) NexPoint WLIF, Series I shall contribute, convey, assign, transfer and deliver to NREF OP I, and NREF OP I shall accept from NexPoint WLIF, Series I, all of its rights, title and limited liability company interest in, to and under NexPoint WLIF I Borrower, LLC, (the “NexPoint WLIF I Borrower Interest”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NexPoint WLIF I Borrower Interest, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP I;

(ii) NRESF shall contribute, convey, assign, transfer and deliver to NREF OP I, and NREF OP I shall accept from NRESF,                  aggregate principal amount of its FREMF 2019-KF60 C Float – 30308HAJ7 (the “NRESF KF60”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NRESF KF60, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP I;

(iii) Highland Global shall contribute, convey, assign, transfer and deliver to NREF OP I, and NREF OP I shall accept from Highland Global,                  aggregate principal amount of its FREMF 2019-KF60 C Float – 30308HAJ7 (the “Highland Global KF60”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the Highland Global KF60, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP I;

(iv) NHF shall contribute, convey, assign, transfer and deliver to NREF OP I, and NREF OP I shall accept from NHF,                  aggregate principal amount of its FREMF 2019-KF72 C Float –30314JAC0 (the “NHF KF72-A”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NHF KF72-A, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP I;

(v) NexPoint WLIF, Series II shall contribute, convey, assign, transfer and deliver to NREF OP II, and NREF OP II shall accept from NexPoint WLIF, Series II, all of its rights, title and limited liability company interest in, to and under NexPoint WLIF II Borrower, LLC, (the “NexPoint WLIF II Borrower Interest”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NexPoint WLIF II Borrower Interest, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP II;

(vi) HIF shall contribute, convey, assign, transfer and deliver to NREF OP II, and NREF OP II shall accept from HIF,                  of its FREMF 2019-KF60 C Float – 30308HAJ7 (the “HIF KF60-A”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the HIF KF60-A, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP II;

(vii) NREC TRS shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NREC TRS, all of its rights, title and limited liability company interest in, to and under HMCF PB Investors, LLC (“Marbella”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of Marbella, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV;

(viii) NREC shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NREC, all of its rights, title and limited liability company interest in, to and under NREC WW Investors, LLC (“Whisperwood”) and NREA Ashley Village Investors, LLC (“Ashley Village”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of Whisperwood and Ashley Village, free and clear of all liens and encumbrances, in exchange for                  and                  common partnership units of NREF OP IV, respectively;

(ix) NREC, NRESF Sub and NexPoint Capital REIT shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NREC, NRESF Sub and NexPoint Capital REIT, all of their respective rights, title and limited liability company interest in, to and under NREA Crossings Ridgewood Coinvestment, LLC (“Crossings at Ridgewood”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of Crossings at Ridgewood, free and clear of all liens and encumbrances, in exchange for                 ,                 , and                  common partnership units of NREF OP IV, respectively, and such transfer is hereby approved by NREC, NRESF Sub and NexPoint Capital REIT and this Agreement is hereby deemed to be written consent of such approval as required by the LLC agreement of Crossings at Ridgewood;

(x) NHF shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NHF, all of its rights, title and interest in, to and under 32,000 shares of Series A preferred stock (the “NHF Preferred Stock”) of Jernigan Capital, Inc. (“JCAP”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NHF Preferred Stock, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV;

(xi) HIF shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from HIF, all of its rights, title and interest in, to and under 7,200 shares of Series A preferred stock (the “HIF Preferred Stock”) of JCAP, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the HIF Preferred Stock, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV;

(xii) NRESF shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NRESF, all of its rights, title and interest in, to and under 800 shares of Series A preferred stock (the “NRESF Preferred Stock”) of JCAP, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NRESF Preferred Stock, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV;

(xiii) HIF shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from HIF,                  aggregate principal amount of its FREMF 2019-KF60 C Float –30308HAJ7 (the “HIF KF60-B”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the HIF KF60-B, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV;

(xiv) NexPoint Capital shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NexPoint Capital,                  aggregate principal amount of its FREMF 2019-KF60 C Float –30308HAJ7 (the “NexPoint Capital KF60”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NexPoint Capital KF60, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV; and

(xv) NHF shall contribute, convey, assign, transfer and deliver to NREF OP IV, and NREF OP IV shall accept from NHF,                  aggregate principal amount of its FREMF 2019-KF72 C Float –30314JAC0 (the “NHF KF72-B”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NHF KF72-B, free and clear of all liens and encumbrances, in exchange for                  common partnership units of NREF OP IV.

b. Second, immediately following the Initial Contribution, the parties hereto acknowledge and agree that the following contributions shall take place simultaneously (collectively, the “Second Contribution”):

(i) NREF OP I shall contribute, convey, assign, transfer and deliver to NREF OP I Holdco, and NREF OP I Holdco shall accept from NREF OP I, all of its rights, title and interest in, to and under the NexPoint WLIF I Borrower Interest, NRESF KF60, Highland Global KF60 and NHF KF72-A including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NexPoint WLIF I Borrower Interest, NRESF KF60, Highland Global KF60 and NHF KF72-A, free and clear of all liens and encumbrances, in exchange for 1,000 membership units representing membership interest in NREF OP I Holdco;

(ii) NREF OP II shall contribute, convey, assign, transfer and deliver to NREF OP II Holdco, and NREF OP II Holdco shall accept from NREF OP II, all of its rights, title and interest in, to and under the NexPoint WLIF II Borrower Interest and HIF KF60-A, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NexPoint WLIF II Borrower Interest and HIF KF60-A, free and clear of all liens and encumbrances, in exchange for 1,000 membership units representing membership interest in NREF OP II Holdco; and

(iii) NREF OP IV shall contribute, convey, assign, transfer and deliver to NREF OP IV REIT Sub, and NREF OP IV REIT Sub shall accept from NREF OP IV, all of its rights, title and interest in, to and under Marbella, Whisperwood, Crossings at Ridgewood, Ashley Village, the NHF Preferred Stock, the HIF Preferred Stock, the NRESF Preferred Stock, the HIF KF60-B, the NexPoint Capital KF60 and the NHF KF72-B, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of Marbella, Whisperwood, Crossings at Ridgewood, Ashley Village, the NHF Preferred Stock, the HIF Preferred Stock, the NRESF Preferred Stock, the HIF KF60-B, the NexPoint Capital KF60 and the NHF KF72-B, free and clear of all liens and encumbrances, in exchange for                  common membership units of NREF OP IV REIT Sub.

c. Third, immediately following the Second Contribution, the parties hereto acknowledge and agree that the following contributions shall take place simultaneously (the “Final Contribution” and collectively with the Initial Contribution and the Second Contribution, the “Contributions”):

(i) NREF OP I Holdco shall contribute, convey, assign, transfer and deliver to NREF OP I SubHoldco, and NREF OP I SubHoldco shall accept from NREF OP I Holdco, all of its rights, title and interest in, to and under the NRESF KF60, Highland Global KF60 and NHF KF72-A, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the NRESF KF60, Highland Global KF60 and NHF KF72-A, free and clear of all liens and encumbrances, in exchange for 1,000 membership units representing membership interest in NREF OP I SubHoldco;

(ii) NREF OP II Holdco shall contribute, convey, assign, transfer and deliver to NREF OP II SubHoldco, and NREF OP II SubHoldco shall accept from NREF OP II Holdco, all of its rights, title and interest in, to and under the HIF KF60-A, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the HIF KF60-A, free and clear of all liens and encumbrances, in exchange for 1,000 membership units representing membership interests in NREF OP II SubHoldco; and

(iii) NREF OP IV REIT Sub shall contribute, convey, assign, transfer and deliver to NREF OP IV REIT Sub TRS, and NREF OP IV REIT Sub TRS shall accept from NREF OP IV REIT Sub, all of its rights, title and limited liability company interest in, to and under Marbella, including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of Marbella, free and clear of all liens and encumbrances, in exchange for                  common membership units of NREF OP IV REIT Sub.

To the extent permitted under applicable law, each contribution that constitutes the Initial Contribution is intended, for U.S. federal income tax purposes, to be a tax-deferred contribution of property to a partnership under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”). Each contribution that constitutes the Second Contribution is intended to be either (a) disregarded for U.S. federal income tax purposes since (i) NREF OP I Holdco and NREF OP I SubHoldco are intended to be disregarded entities of NREF OP I and (ii) NREF OP II Holdco and NREF OP II SubHoldco are intended to be disregarded entities of NREF OP II, or (b) a tax-free exchange under

Section 351 of the Code since NREF OP IV REIT Sub is intended to be a corporation wholly-owned by NREF OP IV, in each case, at the time of such contribution. Each contribution that constitutes the Final Contribution is intended to be either (a) disregarded for U.S. federal income tax purposes, since (i) NREF OP I Holdco and NREF OP I SubHoldco are intended to be disregarded entities of NREF OP I and (ii) NREF OP II Holdco and NREF OP II SubHoldco are intended to be disregarded entities of NREF OP II, or (b) a tax-free exchange under Section 351 of the Code since NREF OP IV REIT Sub TRS is intended to be a corporation wholly-owned by NREF OP IV REIT Sub for U.S. federal income tax purposes, in each case, at the time of such contribution. Each of the Contributions shall be treated by the parties to this Agreement in accordance with the foregoing intentions, except to the extent required by applicable law. Upon the request of NREF OP I, NREF OP II, or NREF OP IV (as applicable), each contributor agrees to provide NREF OP I, NREF OP II, or NREF OP IV (as applicable) with information regarding such contributor’s adjusted tax basis in its membership interest in NREF OP I, NREF OP II, or NREF OP IV (as applicable), along with documentation substantiating such amount.

2. Delivery of Contribution. The closing of the transactions contemplated by this Agreement shall be deemed to occur as of the Effective Date (the “Contribution Date”).

3. Representations and Warranties of Each Party. Each party hereto represents and warrants: (i) that it is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) that it has all requisite power and authority to enter into and deliver this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder; (iii) that this Agreement has been duly and validly executed and delivered and, assuming due and valid authorization, execution and delivery hereof by the other parties, constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iv) that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by such party will violate its organizational documents or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under, any contract, or any franchise or permit to which such party is a party or by which such party is bound, other than those that have been previously obtained.

4. Representations and Warranties of the Contributors.

The Contributors (as defined below) hereby represent and warrant that the following statements, as applicable to each Contributor, are true and correct as of the date hereof:

a. Organization; Authority. Other than pursuant to loan, repurchase or similar agreements:

(i) NexPoint WLIF, Series I is the owner of the NexPoint WLIF I Borrower Interest, and owns such interests free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(ii) NRESF is the owner of the NRESF KF60 and the NRESF Preferred Stock, and owns such interests free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(iii) Highland Global is the owner of the Highland Global KF60 Interest, and owns such interest free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(iv) NHF is the owner of the NHF KF72-A, NHF KF72-B, and NHF Preferred Stock, and owns such interest free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(v) NexPoint WLIF, Series II is the owner of the NexPoint WLIF II Borrower Interest, and owns such interests free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(vi) HIF is the owner of the HIF KF60-A, HIF KF60-B and the HIF Preferred Stock, and owns such interests free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(vii) NREC TRS is the owner of Marbella, and owns such interest free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(viii) NREC is the owner of Whisperwood and Ashley Village, and owns such interests free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(ix) NREC, NRESF Sub and NexPoint Capital REIT are the owners of Crossings at Ridgewood, and each own their respective interest free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

(x) NexPoint Capital is the owner of the NexPoint Capital KF60, and owns such interest free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

b. Consents and Approvals. Other than those that have been previously obtained, no consent, waiver, approval, authorization, notice, order, license, permit or registration of, qualification, designation, declaration, or filing with, any person or any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (“Governmental Authority”) or under any applicable laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority, including, without limitation, zoning, land use or other similar rules or ordinances (“Laws”) is required to be obtained by the Contributors in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

c. Capitalization. All of the issued and outstanding equity interests of each of the Contributors and their subsidiaries are duly authorized, validly issued and fully paid and are not subject to preemptive rights or appraisal, dissenters’ or other similar rights under the articles of incorporation, bylaws, limited liability company agreement or operating agreement of each contributor or other similar documents (the “Organizational Documents”) or any contract to which the Contributors are a party or otherwise bound. There are no outstanding rights to purchase, subscriptions, warrants, options or any other security convertible into or exchangeable for equity interests in any of the Contributors.

d. No Violation. The execution, delivery or performance by each of the Contributors of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does not or will not, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under any term or provision of any judgment, order, writ, injunction, or decree binding on each of the Contributors or any of their subsidiaries or any of their respective assets or properties.

e. Licenses and Permits. All notices, licenses, permits, certificates and authorizations, required for the continued management and operation of the business of each of the Contributors, as applicable, have been obtained or can be obtained without material cost, are in full force and effect, are in good standing and are assignable, except in each case for items that, if not so obtained, obtainable and/or transferred, would not, individually or in the aggregate, reasonably be expected to have any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the Contributors, taken as a whole (a “Material Adverse Effect”). There are no licenses, permits, certificates and authorizations held by the Contributors other than those copies of which have been made available to NREF. No third party has taken any action that (or failed to take any action the omission of which)

would result in the revocation of any such notice, license, permit, certificate or authorization where such revocation or revocations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor has any of them received any written notice of violation from any Governmental Authority or written notice of the intention of any entity to revoke any of such notice, license, permit, certificate or authorization, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

f. Litigation.

(i) To the knowledge of the undersigned (the “Contributors’ Knowledge”), there is no action, suit or proceeding pending or threatened against any of the Contributors affecting all or any portion of the Contributors’ ability to consummate the transactions contemplated hereby which, if adversely determined, would adversely affect the Contributors’ ability to so consummate the transactions contemplated hereby. To the Contributors’ Knowledge, there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting the Contributors, which in any such case would impair the Contributors’ ability to enter into and perform all of their obligations under this Agreement.

(ii) There is no action, suit or proceeding pending (for which the Contributors have been properly served or otherwise have knowledge) or, to the Contributors’ Knowledge, threatened against the Contributors or any officer, director, principal or managing member of any of the foregoing or any of its assets which, if adversely determined, would have a Material Adverse Effect. There is no material judgment, decree, injunction, or order of a Governmental Authority outstanding against the Contributors or any officer, director, principal or managing member of any of the foregoing in their capacity as such which affects the ability of the Contributors to consummate the transactions contemplated hereby.

g. Compliance with Laws/Restrictions. Each of the Contributors have conducted their respective businesses in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Contributors’ Knowledge, no third party has been informed in writing of any continuing violation of any such Laws or that any investigation has been commenced and is continuing or is contemplated respecting any such possible violation or violations of any of such covenants, conditions or other obligations, except in each case for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

h. Taxes.

(i) The Contributors and each of their subsidiaries have timely and properly filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so), and all such returns and reports are accurate and complete in all material respects.

“Tax” means all federal, state, local and foreign income, gross receipts, license, property, withholding, sales, franchise, employment, payroll, goods and services, stamp, environmental, customs duties, capital stock, social security, transfer, alternative minimum, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to Tax with respect thereto, whether or not disputed.

(ii) No deficiencies for any Taxes have been proposed, asserted or assessed against the Contributors or any of their subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

(iii) There are no pending or, to the Contributors’ Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of income or material non-income Taxes of the Contributors or their subsidiaries, there are no matters under discussion with any Tax authority with respect to income or material non-income Taxes that are likely to result in a material additional liability for Taxes with respect to the Contributors nor any of their subsidiaries.

(iv) NREC, NexPoint Capital REIT, and NRESF Sub have each satisfied the requirements to be treated as a real estate investment trust (“REIT”) within the meaning of Section 856 of the Code and satisfied such requirements for their taxable years ending December 31, 2019.

i. Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Contributors’ Knowledge, threatened against the Contributors or any of the Contributed Assets (as defined below), nor are any such proceedings contemplated by the Contributors.

j. Investment. The Contributors acknowledge that the offering and issuance of the securities to be acquired by the Contributors pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the issuing entities’ reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributors contained herein. In furtherance thereof, each of the Contributors represents and warrants to NREF as follows:

(i) Each of the Contributors is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(ii) Each of the Contributors acknowledges that the securities have not been registered under the Securities Act and, therefore, unless registered under the Securities Act or an exemption from registration is available, must be held (and each of the Contributors must continue to bear the economic risk of the investment in the securities) indefinitely.

k. Other Agreements. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Contributors’ Knowledge, no party to any material agreement affecting any of the assets being contributed in the Contributions (the “Contributed Assets”), is in breach of or default under any material agreement affecting any Contributed Assets, (ii) no event has occurred or, to the Contributors’ Knowledge, has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any such agreement, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any material obligation of the Contributors or any their subsidiaries, and (iii) to the Contributors’ Knowledge, all agreements required for the ownership and continued management and servicing of such Contributed Assets are valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

l. No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Section 4, the Contributors shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

m. Survival of Representations and Warranties. All representations and warranties of the Contributors contained in this Agreement shall survive until the first anniversary of the Effective Date (the “Expiration Date”).    If written notice of a claim in accordance with indemnification has been given prior to the Expiration Date, then the relevant representation or warranty shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date may not thereafter be asserted and shall forever be waived.

5. Indemnification:

a. Indemnification of NREF Entities. The NREF Entities and each of their respective directors, officers, employees, agents and representatives (each of which is an “Indemnified Party”), shall be indemnified and held harmless by the Contributors, under the terms and conditions of this Agreement, from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of any breach of a representation or warranty contained in Section 4 of this Agreement; provided, however, that the liability of each Contributor hereunder shall be limited to an amount equal to the OP Unit Amount (as defined in the subsidiary partnership limited partnership agreements) multiplied by the initial public offering price of the shares of common stock of NexPoint Real Estate Finance, Inc. assuming that such Contributor redeemed all of its partnership units it received as set forth in Section 1. No Indemnified Party may make a claim hereunder without the prior written consent of NREF.

b. Claims.

(i) At the time when any Indemnified Party learns of any potential claim under this Agreement (a “Claim”) against an indemnifying party, it will promptly give written notice (a “Claim Notice”) to the indemnifying party; provided that the failure to so notify the indemnifying party shall not prevent recovery under this Agreement, except to the extent that the indemnifying party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such Claim and the amount or good faith estimate of the amount of Losses arising therefrom. The Indemnified Party shall deliver to the indemnifying party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to a Third-Party Claim (as defined below); provided that failure to do so shall not prevent recovery under this Agreement, except to the extent that the indemnifying party shall have been materially prejudiced by such failure. Any Indemnified Party may at its option demand indemnity under this Agreement as soon as a Claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof.

(ii) The indemnifying party shall be entitled, at its own expense, to elect, to assume and control the defense of any Claim based on claims asserted by third parties (“Third-Party Claims”), through counsel chosen by the indemnifying party and reasonably acceptable to the Indemnified Party, if it gives written notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of the applicable Claim Notice; provided, however, that the Indemnified Parties may at all times participate in such defense at their own expense. Without limiting the foregoing, in the event that the indemnifying party exercises the right to undertake any such defense against a Third-Party Claim, the Indemnified Party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as is reasonably required by the indemnifying party. No compromise or settlement of such Third-Party Claim may be effected by either the Indemnified Party, on the one hand, or the indemnifying party, on the other hand, without the other party’s consent (which shall not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Law and no effect on any other claims that may be made against such other party, (ii) each Indemnified Party that is party to such claim is released from all liability with respect to such claim, and (iii) there is no equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party that is party to such claim or any of its Affiliates. Notwithstanding the foregoing, if the compromise or settlement of such Third-Party Claim could reasonably be expected to adversely affect the status of NREF as a real estate investment trust within the meaning of Section 856 of the Code, then NREF shall make such decision to compromise or settle the Third-Party Claim without the need to obtain the Contributors’ consent.

c. Authorization. For purposes of this Section 5:

(i) a decision, act, consent, election or instruction of any of the Contributors shall be deemed to be authorized if approved in writing by the applicable Contributor and the NREF Entities may rely upon such decision, act, consent, election or instruction as provided in this Section 5(d)(i) as being the decision, act, consent, election or instruction of the applicable Contributor. The NREF Entities, including their directors, officers, employees, agents and representatives, are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent, election or instruction. The Contributors may from time to time by written notice to the NREF Entities appoint a representative or representatives to exercise such powers with respect to one or more claims as may be delegated by the Contributors.

(ii) a decision, act, consent, election or instruction of the NREF Entities shall be deemed to be authorized if approved in writing by NREF and the Contributors may rely upon such decision, act, consent, election or instruction as provided in this Section 5(d)(ii) as being the decision, act, consent, election or instruction of the NREF Entities. The Contributors, including their respective directors, officers, employees, agents and representatives, are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent, election or instruction. The NREF Entities may from time to time by written notice to the Contributors appoint a representative or representatives to exercise such powers with respect to one or more claims as may be delegated by the NREF Entities.

d. REIT Savings Provision. Notwithstanding the foregoing, in the event that counsel or independent accountants for NREF determine that there exists a material risk that any amounts due to an NREF Indemnified Party under Section 5(a) of this Agreement would be treated as an amount that is treated as gross income for purposes of Section 856 of the Code and which is not Qualifying Income (“Nonqualifying Income”) of NREF upon the payment of such amounts to the NREF Indemnified Party, the amount paid to such NREF Indemnified Party pursuant to Section 5(a) of this Agreement in any tax year shall not exceed the maximum amount that can be paid to the NREF Indemnified Party in such year without causing NREF or NREF OP IV REIT Sub to fail to meet the requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code (the “REIT Requirements”) for such year, determined as if the payment of such amount were Nonqualifying Income as determined by such counsel or independent accountants to NREF. If the amount payable for any tax year under the preceding sentence which the Contributors would otherwise be obligated to pay to an NREF Indemnified Party pursuant to Section 5(a) of this Agreement exceeds the maximum amount described in the preceding sentence (the excess being referred to as “Excess Indemnification Amount”), then at NREF’s sole cost and expense, including attorneys’ fees incurred by the Contributions in complying with this Section 5(e): the Contributors shall place the Excess Indemnification Amount into an escrow account (the “Escrow Account”) using an escrow agent and agreement acceptable to the NREF Indemnified Party and shall not release any portion thereof to the NREF Indemnified Party, and the NREF Indemnified Party shall not be entitled to any such amount, unless and until NREF delivers to the Contributors, at the sole option of NREF, (i) an opinion (an “Excess Indemnification Amount Tax Opinion”) of NREF’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income of NREF or NREF OP IV REIT Sub, (ii) a letter (an “Excess Indemnification Amount Accountant’s Letter”) from NREF’s independent accountants indicating the maximum amount that can be paid at that time to the NREF Indemnified Party without causing NREF or NREF OP IV REIT Sub to fail to meet the REIT Requirements for any relevant taxable year, or (iii) a private letter ruling issued by the IRS to NREF indicating that the receipt of any Excess Indemnification Amount hereunder will not cause NREF or NREF OP IV REIT Sub to fail to satisfy the REIT Requirements (a “REIT Qualification Ruling” and, collectively with an Excess Indemnification Amount Tax Opinion and an Excess Indemnification Amount Accountant’s Letter, a “Release Document”).

6. For Sections 4 and 5 of this Agreement, the terms below have the following meanings:

“Contributors” means NexPoint WLIF, Series I, NRESF, Highland Global, NHF, NexPoint WLIF, Series II, HIF, NREC TRS, NREC, NRESF Sub, NexPoint Capital REIT and NexPoint Capital.

“NREF Entities” means NREF OP I, NREF OP I Holdco, NREF OP I SubHoldco, NREF OP II, NREF OP II Holdco, NREF OP II SubHoldco, NREF OP IV, NREF OP IV REIT Sub and NREF OP IV REIT Sub TRS.

7. Governing Law. This Agreement shall be governed by, and shall be construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.

8. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

9. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11. Further Assurances. At any time or from time to time after the date hereof, at the request of a party hereto and without further consideration, the other parties hereto and its successors or assigns, shall execute and deliver, or shall cause to be executed and delivered, such other instruments or documents and take such other actions as such party may reasonably request to further the purposes of this Agreement and the transactions contemplated by this Agreement. The parties hereto further agree that in all instances they will take all actions, and to do, or cause to be done, all things necessary to give effect to the transactions contemplated hereby in all manners including, without limitation, economically as of the Effective Date.

12. Entire Agreement. This Agreement delivered in connection herewith constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

13. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

14. Headings. The headings in this Agreement are for reference only and shall not affect the interpretations of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date and year first above written.

NexPoint WLIF, Series I:

NexPoint WLIF, LLC, Series I

By:

Name:
Title:

NRESF:

NexPoint Real Estate Strategies Fund

By:

Name:
Title:

Highland Global:

Highland Global Allocation Fund

By:

Name:
Title:

NHF:

NexPoint Strategic Opportunities Fund

By:

Name:
Title:

[Signature Page to Contribution

and Assignment of Interests Agreement]

NREF OP I:

NREF OP I, L.P.

By:

Name:
Title:

NREF OP I Holdco:

NREF OP I Holdco, LLC

By:

Name:
Title:

NREF OP I SubHoldco:

NREF OP I SubHoldco, LLC

By:

Name:
Title:

NexPoint WLIF, Series II:

NexPoint WLIF, LLC, Series II

By:

Name:
Title:

HIF:

Highland Income Fund

By:

Name:
Title:

[Signature Page to Contribution

and Assignment of Interests Agreement]

NREF OP II:

NREF OP II, L.P.

By:

Name:
Title:

NREF OP II Holdco:

NREF OP II Holdco, LLC

By:

Name:
Title:

NREF OP II SubHoldco:

NREF OP II SubHoldco, LLC

By:

Name:
Title:

NREC TRS:

NREC TRS, Inc.

By:

Name:
Title:

NREC:

NexPoint Real Estate Capital, LLC

By:

Name:
Title:

[Signature Page to Contribution

and Assignment of Interests Agreement]

NRESF Sub:

NRESF REIT Sub, LLC

By:

Name:
Title:

NexPoint Capital REIT:

NexPoint Capital REIT, LLC

By:

Name:
Title:

NexPoint Capital:

NexPoint Capital, Inc.

By:

Name:
Title:

NREF OP IV:

NREF OP IV, L.P.

By:

Name:
Title:

NREF OP IV REIT Sub:

NREF OP IV REIT Sub, LLC

By:

Name:
Title:

[Signature Page to Contribution

and Assignment of Interests Agreement]

NREF OP IV REIT Sub TRS:

NREF OP IV REIT Sub TRS, LLC

By:
Name:
Title:

[Signature Page to Contribution

and Assignment of Interests Agreement]